                                  SCHEDULE 14a
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant:                    [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ]      Preliminary Proxy Statement                 [ ]      Confidential, for use of the Commission only
                                                              (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-12


                                 MIGRATEC, INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


        1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
        2)        Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
        4)        Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
        5)        Total fee paid:

--------------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1)       Amount Previously Paid:
--------------------------------------------------------------------------------

        2)       Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

        3)       Filing Party:
--------------------------------------------------------------------------------

        4)       Date Filed:
--------------------------------------------------------------------------------

                                    MIGRATEC
                           11494 LUNA ROAD, SUITE 100
                           FARMERS BRANCH, TEXAS 75234


                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 10, 2002


To the Stockholders of MigraTEC, Inc.:

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of MigraTEC, Inc. will be held on Thursday, October 10, 2002, at the Double Tree Club Hotel located at 11611 Luna Road, Dallas, Texas 75234, commencing at 9:30 a.m. local time, for the following purposes:


         1. to elect six directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;


         2. to approve an amendment to our certificate of incorporation increasing the number of shares of common stock, par value $0.001 per share, that we are authorized to issue from 200,000,000 shares to 250,000,000 shares;

         3. to approve an amendment to the MigraTEC, Inc. Long-Term Incentive Plan increasing the number of shares of our common stock, par value $0.001 per share, authorized and reserved for issuance under the plan from 14,000,000 shares to 21,900,000 shares; and

         4. to transact such other business as may properly come before the meeting.

         A copy of the Proxy Statement relating to the 2002 Annual Meeting of Stockholders, in which the foregoing matters are described in more detail, and our Annual Report outlining our operations for the year ended December 31, 2001 and the quarters ended March 31, 2002 and June 30, 2002, accompanies this Notice of 2002 Annual Meeting of Stockholders.

         Only stockholders of record at the close of business on September 4, 2002 are entitled to notice of and to vote at the 2002 Annual Meeting of Stockholders or any adjournment thereof. A list of such stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at the offices of the company located at 11494 Luna Road, Suite 100, Farmers Branch, Texas 75234.

         Your vote is important. Whether or not you expect to be present at the meeting, please complete, sign, date and return promptly the enclosed form of proxy in the enclosed pre-addressed, postage-paid return envelope.


                                          By Order of the Board of Directors,



                                          /s/ T. ULRICH BRECHBUHL



                                          T. Ulrich Brechbuhl, Secretary



September 6, 2002

Farmers Branch, Texas

                                    MIGRATEC

                                 PROXY STATEMENT

                       2002 ANNUAL MEETING OF STOCKHOLDERS


                    DATE:     October 10, 2002.

                    TIME:     9:30 a.m. local time.

                LOCATION:     Double Tree Club Hotel: 11611 Luna Road, Dallas, Texas 75234.

   RECORD DATE AND NUMBER     September 4, 2002.  Holders of our common stock are entitled to one vote for each share
                OF VOTES:     of common stock they owned as of the close of business on September 4, 2002.  You may not cumulate votes.

                  AGENDA:     1.   To elect six directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

                              2.   To approve an amendment to our certificate of incorporation increasing the number of shares of common stock, par value $0.001 per share, that we are authorized to issue from 200,000,000 shares to 250,000,000 shares.

                              3.   To approve an amendment to the MigraTEC, Inc. Long-Term Incentive Plan increasing the number of shares of our common stock, par value $0.001 per share, authorized and reserved for issuance under the plan from 14,000,000 shares to 21,900,000 shares.

                              4.   To transact such other business as may properly come before the meeting.

                 PROXIES:     Unless you tell us on the enclosed form of proxy to vote differently, we will vote signed returned proxies "FOR" the board's nominees, "FOR" approval of the amendment to our certificate of incorporation and "FOR" approval of the amendment to our long-term incentive plan. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

                  PROXIES
            SOLICITED BY:     The board of directors.

      FIRST MAILING DATE:     We are first mailing this Proxy Statement and the form of proxy on or about September 6,
                              2002.

     REVOKING YOUR PROXY:     You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed on page 2 under "General Information Regarding The 2002 Annual Meeting
                              Of Stockholders; Revocation Of Proxies."




          PLEASE VOTE BY RETURNING YOUR PROXY--YOUR VOTE IS IMPORTANT.
    PROMPT RETURN OF YOUR PROXY WILL HELP REDUCE THE COSTS OF RESOLICITATION.

                                TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                ----
GENERAL INFORMATION REGARDING THE 2002 ANNUAL MEETING OF STOCKHOLDERS.............................................1

     Quorum.......................................................................................................1

     Record Date, Shares Outstanding And Number Of Votes..........................................................1

     Method Of Counting Votes, Abstentions And Broker Non-Votes...................................................1

     How The Proxies Will Be Voted................................................................................1

     Revocation Of Proxies........................................................................................2

     Stockholder Proposals And Other Business.....................................................................2

     Solicitation Of Proxies......................................................................................2

     Annual Report................................................................................................2

PROPOSALS FOR STOCKHOLDER ACTION..................................................................................3

     Proposal One:   Election Of Directors........................................................................3

     Proposal Two:   Approval Of The Amendment To Our Certificate Of Incorporation................................3

     Proposal Three:   Approval Of The Amendment To The Migratec, Inc. Long-Term Incentive Plan...................4

VOTES REQUIRED TO APPROVE PROPOSALS..............................................................................10

GENERAL INFORMATION REGARDING THE COMPANY........................................................................11

     Board Of Directors..........................................................................................11

     Executive Officers..........................................................................................13

     Stock Ownership Of Directors, Executive Officers And Principal Stockholders.................................15

     Certain Relationships And Related Transactions..............................................................16

     Section 16(a) Beneficial Ownership Reporting Compliance.....................................................17

     Independent Public Accountants..............................................................................17

AUDIT COMMITTEE REPORT...........................................................................................19

APPENDIX A - AUDIT COMMITTEE CHARTER

      GENERAL INFORMATION REGARDING THE 2002 ANNUAL MEETING OF STOCKHOLDERS

QUORUM

         The holders of a majority of the outstanding shares of common stock entitled to vote at the 2002 Annual Stockholders Meeting, represented in person or by proxy, will constitute a quorum at the meeting. However, if a quorum is not present or represented at the meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the meeting, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

RECORD DATE, SHARES OUTSTANDING AND NUMBER OF VOTES


         Only stockholders of record as of the close of business on September 4, 2002, the record date set for the meeting by our board, are entitled to notice of and to vote at the meeting or any adjournments of the meeting. On the record date, there were 158,775,243 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock entitles the holder to one vote per share.


METHOD OF COUNTING VOTES, ABSTENTIONS AND BROKER NON-VOTES

         Votes cast by proxy or in person will be counted by two or more persons appointed by the company that will act as the inspectors of election.

         Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on the election of our directors, approval of the amendment to our certificate of incorporation or approval of the amendment to our long-term incentive plan will count towards determining a quorum. Such abstentions will have no effect on the election of our directors or the approval of the amendment to our long-term incentive plan, but will have the same effect as a no vote on the approval of the amendment to our certificate of incorporation.


         Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. In the event that a broker does not receive voting instructions for non-routine matters, a broker may notify us that it lacks voting authority to vote those shares. These "broker non-votes" refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. The election inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). These broker non-votes will have no effect on the outcome of the election of our directors or the amendment to our long-term incentive plan, but will have the same effect as a no vote on the approval of the amendment to our certificate of incorporation.


HOW THE PROXIES WILL BE VOTED

         The enclosed proxies will be voted in accordance with the instructions you place on the form of proxy. Unless you tell us on the form of proxy to vote differently, we will vote signed returned proxies "FOR" the board's nominees, "FOR" approval of the amendment to our certificate of incorporation and "FOR" approval of the amendment to the MigraTEC, Inc. Long-Term Incentive Plan. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

REVOCATION OF PROXIES

         You may revoke your proxy before it is voted. Any stockholder returning the enclosed form of proxy may revoke such proxy at any time prior to its exercise by:


         o delivering a signed proxy, dated later than the original proxy, to our transfer agent, Interwest Transfer Company, at 1981 East Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, Attention: Stacie Nolan (please make sure our transfer agent receives your proxy at least two business days prior to the date of the meeting);

         o delivering a signed, written revocation letter, dated later than the proxy, to our transfer agent, Interwest Transfer Company, at 1981 East Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, Attention: Stacie Nolan (please make sure our transfer agent receives your revocation letter at least two business days prior to the date of the meeting); or


         o attending the meeting and voting in person (attending the meeting alone will not revoke your proxy).

         Your last vote is the vote that will be counted.

STOCKHOLDER PROPOSALS AND OTHER BUSINESS

         From time to time, stockholders seek to nominate directors or present proposals for inclusion in our proxy statement and form of proxy for consideration at an annual meeting of stockholders. To be included in our proxy statement and form of proxy or considered at our next annual meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive your nominations and/or proposals for the 2003 annual meeting no later than May 6, 2003 for possible inclusion in the proxy statement or prior to July 6, 2003 for possible consideration at the meeting. However, if the date of the 2003 annual meeting changes by more than 30 days from the date of this year's meeting, then we must receive your nominations and/or proposals within a reasonable time before we begin to print and mail our proxy materials.

         We do not intend to bring any business before the 2002 Annual Stockholders Meeting other than the matters described in this Proxy Statement nor have we been informed of any matters that may be presented at the meeting by others. If however, any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgement.

SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by MigraTEC. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, email or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, we also will request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

ANNUAL REPORT

         Our Annual Report to Stockholders containing audited consolidated financial statements for the year ended December 31, 2001 and unaudited consolidated financial statements for the quarters ended March 31, 2002 and June 30, 2002 has been mailed along with this Proxy Statement to all stockholders of record as of the close of business on September 4, 2002. Any stockholder that has not received a copy of our Annual Report may obtain a copy, without charge, by writing to us at 11494 Luna Road, Suite 100, Farmers Branch, Texas 75234,
Attention: T. Ulrich Brechbuhl. You may also obtain our SEC filings through the SEC's website at www.sec.gov.

                        PROPOSALS FOR STOCKHOLDER ACTION

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

NUMBER OF DIRECTORS TO BE ELECTED

         Our board is currently constituted with seven director positions with one unfilled vacancy. Six directors are to be elected and will hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. You may not vote for a greater number of directors than those nominated.

BOARD NOMINEES

         Our board has nominated William B. Patton, Jr., W. Curtis Overstreet,
T. Ulrich Brechbuhl, Richard A. Gray, Jr., Drew R. Johnson and John W. White to be elected by the stockholders. All of the nominees have consented to serve as directors. The board has no reason to believe that any of the nominees will be unable or unwilling to act as a director. In the event any director is unable to stand for election, the board of directors may either reduce the size of the board or designate a substitute.


         For biographical information regarding each of the board's nominees for director, please refer to "General Information Regarding The Company; Board Of Directors; Biographical Information" on page 11 of this Proxy Statement.



           WE RECOMMEND THAT YOU VOTE FOR EACH OF THE BOARD NOMINEES.


                                  PROPOSAL TWO:
          APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

GENERAL

         Currently, our certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.001 per share. In July 2002, our board adopted a proposal to amend our certificate of incorporation to increase the number of shares of common stock that we are authorized to issue from 200,000,000 shares to 250,000,000 shares, subject to stockholder approval of the amendment. Our board has declared the proposed amendment to be advisable and in the best interests of the company and the stockholders.

PROPOSED AMENDMENT

         We propose to amend our certificate of incorporation so that the first section of Article IV of our certificate of incorporation reads in its entirety as follows:

                                   "ARTICLE IV

                                 CAPITALIZATION

                  Section 1. The aggregate number of shares of stock which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) shares, of which Two Hundred Fifty Million (250,000,000) shall be shares of common stock, par value $0.001 per share (the "Common Stock"), and Fifty Million (50,000,000) shares shall be shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The shares designated as common stock shall have identical rights and privileges in every respect."

         The remaining provisions of Article IV of our certificate of incorporation will remain the same and in full force and effect.

PURPOSE AND EFFECT OF PROPOSED AMENDMENT

         We believe that the availability of authorized but unissued shares will provide us with the flexibility to issue common stock for a variety of corporate purposes, including, but not limited to, raising equity capital and reserving additional shares for issuance under the MigraTEC, Inc. Long-Term Incentive Plan.

         We believe that we will benefit by having the additional shares available for such purposes without delay or the necessity of a special meeting of stockholders. We have no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock which would be authorized by the proposed amendment.

         If the proposed amendment is approved by the stockholders, the additional shares generally will be available for issuance from time to time by the board without further action by the stockholders. Stockholder approval of these issuances may be required by applicable law, regulatory agencies or by the rules of any stock exchange on which our securities may then be listed, but in most instances the board will have the authority to issue or reserve for issuance additional shares of common stock without the approval of the stockholders.

         In addition, our stockholders do not have preemptive rights with respect to our common stock. Thus, should the board elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase the shares. If the board elects to issue additional shares of common stock, the issuance could have a dilutive effect on the earnings per share, book value per share, voting power and interest of current stockholders.

         The proposal could have an anti-takeover effect, although that is not our intention. For example, if we were the subject of a hostile takeover attempt, we could try to impede the takeover by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increase the potential cost of the takeover. The availability of this defensive strategy could discourage unsolicited takeover attempts, which would limit the opportunity for stockholders to realize a higher price for their shares than is generally available in the public markets. We are not aware of any attempt, or contemplated attempt, to acquire control of MigraTEC, and this proposal is not being presented with the intent that it be used as a type of anti-takeover device.

         If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. However, even if the stockholders approve the proposed amendment to our certificate of incorporation, the board retains discretion under Delaware law not to implement the proposed amendment. If the board were to exercise such discretion, the number of shares of common stock authorized for issuance would remain at 200,000,000 shares.

         WE RECOMMEND THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO OUR
                          CERTIFICATE OF INCORPORATION.


                                 PROPOSAL THREE:
    APPROVAL OF THE AMENDMENT TO THE MIGRATEC, INC. LONG-TERM INCENTIVE PLAN

         Effective January 31, 2000, we adopted the MigraTEC, Inc. Long-Term Incentive Plan. The plan was approved by our stockholders at our 2000 Annual Stockholders Meeting held on June 23, 2000. In an effort to more closely align the percentage of our common stock beneficially owned by our executive officers and employees with high tech industry standards, our board amended the plan on December 29, 2000 to increase the number of shares authorized and reserved for issuance under the plan from 7,000,000 to 14,000,000 and again on May 21, 2002 to increase the number of shares authorized and reserved for issuance under the plan from 14,000,000 to 21,900,000, effective as of January 1, 2002. The purpose of the plan, which is more fully described below, is to secure for MigraTEC and our stockholders the benefits of the incentives inherent in the ownership of our common stock by our present and future employees. It is our intention that options to purchase the 7,900,000 shares of common stock comprising the most recent amendment to increase the number of shares authorized and reserved for issuance under the plan qualify for treatment as incentive stock options for federal income tax purposes. Therefore, we must receive stockholder approval of the most recent increase within one year of the board's adoption of the amendment.

GENERAL DESCRIPTION OF THE PLAN

         Under the plan, officers, directors, employees and consultants are eligible to receive awards in the form of stock options, restricted share awards and dividend equivalent rights. A total of 21,900,000 shares of common stock are currently available for issuance under the plan, 7,000,000 of which have been approved by the stockholders and all of which are registered on Forms S-8 filed with the SEC. Copies of the full text of the plan are available for review at our principal offices and we will furnish copies to our stockholders without charge upon written request directed to MigraTEC, Inc., 11494 Luna Road, Suite 100, Farmers Branch, Texas 75234, Attention: T. Ulrich Brechbuhl.

ADMINISTRATION


         The plan is administered by our board of directors and the compensation committee of our board. The members of the compensation committee must be "non-employee directors" as defined in Rule 16b-3 under the Exchange Act and "outside directors" as required under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our compensation committee currently consists of three non-employee directors: William B. Patton, Jr., as Chairman, Richard A. Gray, Jr. and John W. White.


         The board or the compensation committee has discretion in determining the terms, restrictions and conditions of each award granted under the plan, provided that no awards may be granted after January 31, 2010 and no option may be exercisable after ten years from the date of grant. The board or the compensation committee is permitted, in its discretion, to change and/or rescind the terms of any award granted under the plan as long as such change or rescission does not adversely affect the rights of the award recipient as stated in the applicable award agreement.

AMENDMENT

         The plan may be amended or terminated by the compensation committee or the board, at any time. However, an amendment that would impair the rights of a recipient of any outstanding award will not be valid with respect to such award without the recipient's consent. In addition, our stockholders must approve any amendment to the extent required for compliance with Rule 16b-3, Section 423 of the Internal Revenue Code, or any other applicable law, rule or regulation.

TAX EFFECTS OF PARTICIPATION IN THE PLAN

         The following briefly summarizes the federal income tax consequences arising from participation in the plan. This discussion is based upon present law, which is subject to change, possibly retroactively. The tax treatment to persons who participate in the plan may vary depending upon each person's particular situation and, therefore, may be subject to special rules not discussed below. This discussion does not address the effects or consequences, if any, under any potentially applicable foreign, state, or local tax laws, or the effects or consequences, if any, of any local, federal gift, estate, or inheritance taxes that may result from the acquisition, holding, or disposition of shares of our common stock issued under the terms of the plan. We have the right to deduct applicable taxes from any employee award, director option or independent contractor option and withhold, at the time of delivery or vesting of cash shares of our common stock under the plan, an appropriate amount of cash or number of shares of our common stock or a combination of the two for payment of taxes required by law or to take such other action as may be necessary in our opinion to satisfy all obligations for withholding of such taxes. We may also permit withholding to be satisfied by the transfer to us of shares of our common stock owned by the holder of the employee award, director option or independent contractor option with respect to which withholding is required. If shares of our common stock are used to satisfy tax withholding, those shares will be valued based on the fair market value when the tax withholding is required to be made.

         PARTICIPANTS SUBJECT TO SECTION 16(b) OF THE EXCHANGE ACT

         The plan is intended to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act relating to rules for our directors, executive officers and 10% stockholders. Therefore, because the acquisition of shares of our common stock will not be deemed to be a "purchase" for purposes of
Section 16(b) of the Exchange Act, a sale of shares of our common stock by a plan participant within six months after the date of exercise of an option, or the date restrictions on a restricted stock award lapse, should not necessarily subject the plan participant to liability under Section 16(b) of the Exchange Act. However, because the sale of shares of our common stock can still be "matched" with other purchases, if a plan participant has purchased shares of our common stock or a right to acquire shares of our common stock which is considered a "purchase" for purposes of Section 16(b) within six months before the date of exercise of an option, or the date restrictions on a restricted stock award lapse, the plan participant may have short-swing liability under
Section 16(b) if he or she were to sell shares of our common stock within six months after the date of the interim purchase. If an interim purchase would trigger liability upon the sale of shares of our common stock within six months after the interim purchase, the shares of our common stock would be treated as subject to a "substantial risk of forfeiture" under Section 83(c) of the Internal Revenue Code and not transferable and, therefore, substantially non-vested. The following discussion assumes either that no interim purchases were made or that interim purchases do not cause shares of our common stock to be substantially non-vested for plan participants subject to Rule 16b-3. Plan participants subject to Rule 16b-3 should consult with a tax advisor.


         NONQUALIFIED STOCK OPTIONS

         A plan participant will not recognize taxable income upon the grant of a nonqualified stock option. The federal income tax consequences to a plan participant of exercising a nonqualified stock option will vary depending on whether the shares of our common stock received upon the exercise of such option are either "substantially vested" or "substantially non-vested" within the meaning of Section 83 of the Internal Revenue Code. Generally, such shares will be "substantially non-vested" if they are both non-transferable and subject to a substantial risk of forfeiture, and will be "substantially vested" if they are either transferable or not subject to a substantial risk of forfeiture. A plan participant generally should not recognize compensation income upon exercising a nonqualified stock option for shares that are "substantially non-vested" until such shares become "substantially vested." A plan participant who wishes to recognize compensation income at the time of the exercise of such an option, rather than when the shares become "substantially vested," must file an election under Section 83(b) of the Internal Revenue Code.

         A Section 83(b) election is made by filing a written notice with the IRS office with which the plan participant files his or her federal income tax return. The notice must be filed within 30 days of the plan participant's receipt of the shares of our common stock related to the applicable award and must meet certain technical requirements.

         Upon the exercise of a nonqualified stock option, a plan participant will most likely receive stock that is substantially vested. Therefore, the plan participant will recognize ordinary income upon the exercise of the nonqualified stock option in an amount equal to the excess of the fair market value of the shares of our common stock received on the date of exercise over the exercise price.

         o Company Deduction - We will be entitled to a corresponding deduction equal to the amount recognized as income by a plan participant at the time such amount is recognized by the plan participant, provided that the plan participant's compensation is reasonable in amount, and otherwise within statutory limitations.

         o Basis - The plan participant's basis in the shares of our common stock acquired upon the exercise of a nonqualified stock option will be the exercise price plus the amount of ordinary income recognized by the plan participant with respect to those shares of common stock, assuming the exercise price is paid solely in cash. The tax basis in the shares of our common stock for which the exercise price is paid in stock, if permitted by the board or the compensation committee pursuant to the plan, is discussed below under the caption "Tax Implications Related To The Exercise Of Stock Options With MigraTEC Common Stock."

         o Subsequent Sale or Disposition of Common Stock - Upon the sale or other disposition of the shares of our common stock acquired upon the exercise of a nonqualified stock option, a plan participant will recognize taxable income, or a deductible loss, equal to the difference between the amount realized on the sale or disposition and the plan participant's basis in the shares of our common stock. The plan participant's gain or loss will be taxable as a capital gain or deductible as a capital loss provided the shares constitute a capital asset in the hands of the plan participant. The type of capital gain or loss will depend upon the holding period of the shares of our common stock. If the shares of our common stock are held for twelve months or less, there will be a short-term capital gain or loss on sale or disposition. Finally, if the shares of our common stock are held for more than twelve months, there will be long-term capital gain or loss on sale or disposition.

         INCENTIVE STOCK OPTIONS

         Incentive stock options may be granted only to our employees and employees of our subsidiaries.

         An employee will not recognize any taxable income upon the grant of an incentive stock option. An employee also will not recognize any taxable income upon the exercise of an incentive stock option provided that the employee was an employee at all times beginning on the date the option was granted and ending on the date three months before the option was exercised, or one year in the case of a disabled employee, and holds our common stock related to the option for at least two years after the date the option was granted and for at least one year after the date the option was exercised.

         o Alternative Minimum Tax - The exercise of an incentive stock option will result, however, in an item of income for purposes of determining the alternative minimum tax. Liability for tax under the alternative minimum tax rules will arise only if the employee's tax liability determined under the alternative minimum tax rules exceeds the employee's tax liability determined under the ordinary income tax rules. The exercise of an incentive stock option will give rise to an item of alternative minimum tax income to an employee in an amount equal to the excess of the fair market value of the shares of our common stock received on the date the option is exercised over the exercise price. Plan participants who exercise incentive stock options and receive shares of our common stock that are subject to a substantial risk of forfeiture within the meaning of Section 83(c) of the Internal Revenue Code are urged to consult their tax advisor concerning the application of the alternative minimum tax rules.

         o Company Deduction - We will not be entitled to a deduction for federal income tax purposes with respect to the grant of an incentive stock option to an employee under the plan, the exercise of such option by the employee, or the sale of the shares of our common stock acquired through the exercise of such option by the employee subsequent to the expiration of the holding period.


         o Basis - The employee's tax basis in the shares of our common stock acquired upon the exercise of an incentive stock option for which the exercise price is paid solely in cash will be equal to the amount of cash paid. The tax basis in the shares of our common stock for which the exercise price is paid in stock, if permitted by the board or the compensation committee pursuant to the plan, is discussed below under the caption "Tax Implications Related To The Exercise Of Stock Options With MigraTEC Common Stock."


         o Subsequent Sale or Disposition after Holding Period - If the shares of our common stock acquired upon the exercise of an incentive stock option are sold after the expiration of the holding period, which is one year after grant and two years after exercise, upon the sale of such shares of our common stock, the employee will recognize a long-term capital gain, or loss, in an amount equal to the excess, or deficiency, of the sales price over the employee's basis, provided the shares are held as a capital asset by the employee.

         DISQUALIFYING DISPOSITION BY EMPLOYEES

         If the shares of our common stock acquired upon the exercise of an incentive stock option are sold before the expiration of the holding period, the employee will recognize ordinary income in an amount equal to the lesser of the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price, or the amount realized on the sale of such stock over the exercise price.

         o Capital Gain - If the amount realized by an employee on the sale of the shares of our common stock exceeds the fair market value of such shares on the date of exercise, the excess will be taxed to the employee as a short-term or long-term capital gain, provided that the employee held the shares of our common stock as a capital asset.

         o Company Deduction - Upon the occurrence of a disqualifying disposition, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the employee, provided that the employee's compensation is reasonable and is otherwise within statutory limitations.

         o Alternative Minimum Tax - If an employee exercises an incentive stock option and sells the shares of our common stock related to such options in a disqualifying disposition in the same taxable year, the tax treatment for purposes of ordinary income tax and alternative minimum tax will be the same, resulting in no additional alternative minimum tax liability. Conversely, if the employee sells shares of our common stock in a disqualifying disposition in a tax year subsequent to the tax year in which the incentive stock option was exercised, the employee will recognize alternative minimum tax income, as determined above, in the first taxable year, and ordinary taxable income, but not alternative minimum tax income, in the year in which the disposition was made.

         o Exercise Following Employee's Death - Under certain circumstances, shares of our common stock acquired upon exercise of an incentive stock option following the employee's death will receive the tax treatment described above without regard to the holding period requirement.

TAX IMPLICATIONS RELATED TO THE EXERCISE OF STOCK OPTIONS WITH MIGRATEC COMMON STOCK

         The plan permits, subject to the discretion of the board or the compensation committee, the exercise price of stock options to be paid with shares of our common stock owned by the plan participant. We do not presently intend to allow the use of shares of our common stock that are substantially non-vested, i.e., nontransferable or subject to a substantial risk of forfeiture and for which a Section 83(b) election has not been filed, to pay the exercise price of a stock option. Therefore, only shares of our common stock that are substantially vested may be used to pay the exercise price of a stock option.

         NONQUALIFIED STOCK OPTIONS

         If a plan participant pays the exercise price of a nonqualified stock option with shares of our common stock that are substantially vested, including, pursuant to proposed IRS regulations, stock obtained through the exercise of an incentive stock option and not held for the holding period, the plan participant will not recognize any gain on the shares surrendered. With respect to the shares of our common stock received, that portion of the shares of our common stock equal in number to the shares of our common stock surrendered will have a basis equal to the basis of the shares surrendered. The excess shares received will be taxable to the plan participant as ordinary compensation income in an amount equal to the fair market value if the excess shares are substantially vested, as of the exercise date, or if the excess shares are substantially non-vested, as of the applicable date. As used in this discussion, "applicable date" means the earlier of the date the plan participant disposes of the shares of our common stock issued under the terms of the plan, or the first date on which shares of our common stock issued under the terms of the plan become substantially vested. The plan participant's basis in those excess shares of our common stock will equal the amount of ordinary compensation income recognized by the plan participant.

         INCENTIVE STOCK OPTIONS

         The tax consequences to an employee from using shares of our common stock to pay the exercise price of incentive stock options will depend on the status of the shares of our common stock acquired.

         If an employee pays the exercise price of an incentive stock option for stock that is substantially vested with shares of our common stock that are substantially vested, under proposed IRS regulations, the employee will not recognize any compensation income or gain with respect to the shares surrendered. With respect to the shares of our common stock received, that portion of the shares of our common stock equal in number to the shares of our common stock surrendered will have a basis equal to the basis of the shares surrendered. The holding period of the surrendered shares will be carried over to the equivalent number of shares of our common stock received. The employee will recognize no gain with respect to the excess shares received, the basis of such shares will be zero, and the holding period of such shares will begin on the date the employee receives the shares. Similarly, it appears that if the employee pays the exercise price for substantially non-vested shares of our common stock with shares of our common stock that are substantially vested, the tax consequences will be the same.

         If an employee exercises an incentive stock option granted pursuant to the plan using shares of our common stock that were obtained through the exercise of an incentive stock option, whether granted under the MigraTEC, Inc. Long-Term Incentive Plan or under another one of our plans, and that have been held by the employee for the holding period for either substantially vested shares of our common stock or substantially non-vested shares of our common stock, the tax consequences of such payment to the employee will be identical to those discussed in the preceding paragraph.

         Conversely, if an employee exercises an incentive stock option granted pursuant to the plan using shares of our common stock received upon the prior exercise of an incentive stock option, whether granted under the MigraTEC, Inc. Long-Term Incentive Plan or under another one of our plans, and the employee has not held that common stock for the holding period, under proposed IRS regulations, the employee will have made a disqualifying disposition of the number of shares of our common stock used as payment for the exercise price of the incentive stock option. If the employee receives shares of our common stock that are substantially vested, the employee generally will recognize ordinary compensation income with respect to the surrender of those shares equal to the excess of the fair market value of the shares of our common stock surrendered, determined as of the date the option relating to such shares of our common stock was exercised, over the exercise price of the shares surrendered. It is unclear whether, if the employee receives shares of our common stock that are substantially non-vested, the recognition of income will be deferred until the shares become substantially vested. The basis of the shares received will equal the amount of ordinary compensation income recognized by the employee plus the employee's basis in the shares surrendered, allocated equally among the shares received.

         THE ABOVE TAX INFORMATION IS ONLY A BRIEF DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF RECEIPT AND/OR EXERCISE OF OPTIONS. IT IS BASED ON PRESENT FEDERAL TAX AND SECURITIES LAWS, REGULATIONS AND INTERPRETATIONS OF SUCH LAWS AND DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF SUCH FEDERAL TAX CONSEQUENCES. THE FOREGOING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES MAY CHANGE IN THE EVENT OF A CHANGE IN THE INTERNAL REVENUE CODE OR REGULATIONS UNDER OR INTERPRETATIONS OF THE INTERNAL REVENUE CODE. IF AN OPTION HOLDER IS CONSIDERING EXERCISING AN OPTION, HE OR SHE SHOULD CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF SUCH EXERCISE.

OPTIONS GRANTED UNDER THE MIGRATEC, INC. LONG-TERM INCENTIVE PLAN


         As of August 27, 2002, the closing sales price of our common stock was $0.275 per share, as reported by the OTC Bulletin Board. The following table sets forth information with respect to options granted to the listed persons and groups under the MigraTEC, Inc. Long-Term Incentive Plan through August 27, 2002.




                                                 NUMBER OF
                                                  SHARES
                                                 UNDERLYING           GRANT             EXERCISE         EXPIRATION
NAME AND PRINCIPAL POSITION                       OPTIONS             DATE               PRICE              DATE
---------------------------                      ----------         ---------          ----------        ----------
William B. Patton, Jr.                           1,000,000            1/29/02            $ 0.33            1/28/12
   Director and Chairman of the Board
W. Curtis Overstreet                             2,875,000            1/31/00            $ 0.75            1/30/10
   Chief Executive Officer and Director                               1/31/00            $ 0.20            1/30/10
                                                                     12/29/00            $ 0.22            12/28/10
T. Ulrich Brechbuhl                              3,500,000            2/22/00            $ 0.75            2/21/10
   President, Chief Financial Officer,                               12/29/00            $ 0.22            12/28/10
   Secretary and Director                                            12/29/00            $ 0.22            12/28/10
Rick J. Johnson                                   937,500             1/31/00            $ 0.75            1/30/10
   Chief Operating Officer                                            1/31/00            $ 0.20            1/30/10
                                                                     12/29/00            $ 0.22            12/28/10
R. Wesley Blair                                  2,000,000            1/2/02             $ 0.34             1/1/12
   Vice President of Sales and Marketing
Richard A. Gray, Jr.                                -0-                 N/A               N/A                N/A
   Director
Drew R. Johnson                                     -0-                 N/A               N/A                N/A
   Director
John W. White                                     500,000             7/1/02             $ 0.20            6/30/12
   Director
All Current Executive Officers, as a Group       9,312,500       1/31/00 - 1/2/02      $ 0.20 - $      1/30/10 - 1/1/12
  (4 persons)                                                                             0.75
All Current Directors Who are Not                1,500,000       1/29/02 - 7/1/02      $ 0.20 - $     1/28/12 - 6/30/12
  Executive Officers, as a Group (4                                                       0.33
  persons)
All Employees, Including All Current             5,790,020       2/1/00 - 7/01/02      $ 0.20 - $     1/31/10 - 6/30/12
  Officers Who are Not Executive Officers,                                                2.62
  as a Group (30 persons)

EQUITY COMPENSATION PLAN INFORMATION PRIOR TO STOCKHOLDER APPROVAL OF THE AMENDMENT TO THE MIGRATEC, INC. LONG-TERM INCENTIVE PLAN

         The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2001, including the 1999 Stock Option Plan and the MigraTEC, Inc. Long-Term Incentive Plan.

                                                                                                             (C)
                                              (A)                           (B)                  NUMBER OF SECURITIES REMAINING
                                  NUMBER OF SECURITIES TO BE                                     AVAILABLE FOR FUTURE ISSUANCE
                                    ISSUED UPON EXERCISE OF        WEIGHTED-AVERAGE EXERCISE     UNDER EQUITY COMPENSATION PLANS
                                     OUTSTANDING OPTIONS,            PRICE OF OUTSTANDING       (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                        WARRANTS AND RIGHTS         OPTIONS, WARRANTS AND RIGHTS             IN COLUMN (A))
-------------                     --------------------------     ---------------------------- --------------------------------------
Equity Compensation Plans
Approved By Stockholders                 5,886,593 (1)                   $ 0.5387                            989,903
Equity Compensation Plans Not
Approved by Stockholders             11,609,077 (2)(3)(4)                $ 0.2473                            975,241
Total                                     17,495,670                     $ 0.3453                          1,965,144

----------
(1)      Issued under the MigraTEC, Inc. Long-Term Incentive Plan.

(2) Includes options to purchase 4,659,318 shares of common stock issued under our 1999 Stock Option Plan, which does not require the approval of and has not been approved by our stockholders. For a description of our 1999 Stock Option Plan, please refer to Note 11 of our financial statements included in our Annual Report on Form 10-KSB for 2001, as filed with the SEC.

(3) Includes options to purchase 6,024,759 shares of common stock issued under the MigraTEC, Inc. Long-Term Incentive Plan. Although this plan has been approved by our stockholders, the amendment to the plan to increase the number of shares authorized and reserved for issuance under the plan from 7,000,000 shares to 14,000,000 shares was not, nor was it required to be, approved by our stockholders. As of December 31, 2001, options to purchase 6,024,759 of these shares were outstanding. For a description of the MigraTEC, Inc. Long-Term Incentive Plan, please refer to Note 11 of our financial statements included in our Annual Report on Form 10-KSB for 2001, as filed with the SEC.

(4) Includes fully vested warrants and options to purchase an aggregate of 925,000 shares of common stock at exercise prices ranging between $0.20 and $0.70 per share. These warrants and options were granted in connection with services rendered to the company and expire between February 28, 2002 and January 30, 2010.


                   WE RECOMMEND THAT YOU VOTE FOR APPROVAL OF
          THE AMENDMENT TO THE MIGRATEC, INC. LONG-TERM INCENTIVE PLAN.

                       VOTES REQUIRED TO APPROVE PROPOSALS

ELECTION OF DIRECTORS

         To be elected, directors must receive the affirmative vote of a plurality of the shares entitled to vote that are present in person or represented by proxy at the meeting, provided a quorum exists, except as otherwise provided by law or our certificate of incorporation or bylaws. A plurality means receiving the largest number of votes, regardless of whether that number is a majority.

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

         Approval of the amendment to our certificate of incorporation to increase the number of shares of our common stock that we are authorized to issue will be decided by a majority of the shares entitled to vote on the matter, provided a quorum exists, except as otherwise provided by law or our certificate of incorporation or bylaws.

APPROVAL OF AMENDMENT TO THE MIGRATEC, INC. LONG-TERM INCENTIVE PLAN

         Approval of the amendment to the MigraTEC, Inc. Long-Term Incentive Plan to increase the number of shares authorized and reserved for issuance under the plan will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our certificate of incorporation or bylaws.

OTHER

         All other matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our certificate of incorporation or bylaws.

         WE URGE YOU TO SIGN THE ENCLOSED FORM OF PROXY AND, IMMEDIATELY AFTER REVIEWING THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND IN THE ANNUAL REPORT WHICH ACCOMPANIES THIS PROXY STATEMENT, RETURN IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                    GENERAL INFORMATION REGARDING THE COMPANY

BOARD OF DIRECTORS

         BIOGRAPHICAL INFORMATION

         The following sets forth certain biographical information regarding the members of our board of directors:

         NAME                              AGE          POSITION
         ----                              ---          --------
         William B. Patton, Jr.            67           Director and Chairman of the Board
         W. Curtis Overstreet              56           Chief Executive Officer and Director
         T. Ulrich Brechbuhl               38           President, Chief Financial Officer, Secretary and Director
         Richard A. Gray, Jr.              54           Director
         Drew R. Johnson                   33           Director
         John W. White                     63           Director

         WILLIAM B. PATTON, JR. has served as a director and Chairman of the Board since February 2002. Mr. Patton serves on the boards of several computer and software related high technology companies. He currently serves as a director of Site of Care Systems and Transnational Computer Technology and as an advisory board member of Centor and CraniaMania. Mr. Patton also serves as the Chairman of the Board of Transnational Computer Technology. Additionally, he serves on two not-for-profit boards, including the University of California at Irvine and the University of Missouri at Rolla and he is a limited partner of ARCH Venture Partners, a venture capital firm specializing in seed and second round investments in the computer and related high technology fields. Prior to his retirement in November 1997, Mr. Patton served as Chairman of MicroOptical Devices, one of the world's leading developers of vertical cavity surface emitting laser technology. Prior to joining MicroOptical Devices in 1996, Mr. Patton was an elected officer, Senior Vice President and Chairman of the Federal System Group and one of the three members of the Office of President of Unisys Corporation, reporting to the Chairman.


         W. CURTIS OVERSTREET has served as Chief Executive Officer and as a director since April 1997 and served as President from April 1997 through October 2000. From October 1994 to March 1997, Mr. Overstreet was Regional Vice President for Software AG, Americas based in Dallas, Texas.


         T. ULRICH BRECHBUHL has served as a director since February 2002. He has served as Chief Financial Officer and Secretary since March 1, 2000 and President since October 2000. From 1997 until joining MigraTEC, Mr. Brechbuhl was Chief Financial Officer and a founding partner of Thayer Aerospace, LLC, a manufacturer of precision-machined parts for the aerospace industry. He continues to serve as an executive board member for Thayer. Prior to joining Thayer, Mr. Brechbuhl worked as a consultant and manager with Bain & Company, Inc. in Boston, Massachusetts and Dallas, Texas, where he focused on high technology and aerospace industries.

         RICHARD A. GRAY, JR. has served as a director since April 1998. Since 1985, he has been President and owner of Gray & Company Realtors, Inc., a commercial real estate brokerage and developer in U.S. and Asian markets based in Dallas, Texas.


         DREW R. JOHNSON has served as a director since January 2000. He is a Partner in the Cardinal Investment Company Private Equity Group, an investment firm in Dallas, Texas. Prior to joining Cardinal in 1997, Mr. Johnson was a management consultant with McKinsey & Company.

         JOHN W. WHITE has served as a director since July 2002. Mr. White is the retired Vice President and Chief Information Officer for Compaq Computer Corporation. Prior to joining Compaq, Mr. White spent 28 years with Texas Instruments where he served in various management and technical roles, including Vice President and Chief Information Officer and President of the Information Technology Group. He also spent four years with Electronic Data Systems developing the EDS on-line transaction processing system for the health care, life insurance, and banking industries. Mr. White currently serves on the boards of Citrix Systems, OnmiSpace and Scheduling.com and serves as an advisory board member of Webex. He is also Chairman of the advisory board of Contivo and Chairman of the Board of Metasolv Software, Fuegotech and NetNumber.com.

         BOARD COMPOSITION


         During 2001, our board was constituted with five director positions held by W. Curtis Overstreet, Richard A. Gray, Jr., Drew R. Johnson and Kevin C. Howe, as Chairman of the Board, with one vacancy. In February of 2002, the board appointed William B. Patton, Jr. as a director to fill the vacant directorship. Later that month, the board increased the number of directors comprising the entire board from five to seven and appointed T. Ulrich Brechbuhl as a director to fill one of the newly created directorships. In February of 2002, Mr. Howe resigned as Chairman of the Board and the board appointed Mr. Patton as our Chairman. In May of 2002, Mr. Howe resigned from our board. John W. White joined our board in July 2002.


         Currently, our board is constituted with seven directorships held by Mr. Overstreet, Mr. Gray, Mr. Johnson, Mr. Patton, Mr. Brechbuhl and Mr. White, with one vacancy.

         MEETINGS

         During 2001, the board held four regularly scheduled meetings. Each person serving as a director during 2001 attended all of the board meetings.

         COMMITTEES OF THE BOARD

         o Audit Committee - During 2001, the audit committee of the board consisted of Drew R. Johnson and Richard A. Gray, Jr. The audit committee met four times during 2001. Messrs. Johnson and Gray attended all of the audit committee meetings. The audit committee oversees the company's financial reporting process; internal audits, control and authorities; treasury function and cash management policies; compliance with and performance against debt and other third party financing requirements; and financial, tax, environmental and other risk management policies. The audit committee also recommends the appointment of our independent auditors to perform the annual audit of our financial statements. The board has adopted a written charter for the audit committee, a copy of which is attached as Appendix A to this Proxy Statement. The audit committee currently consists of Mr. Johnson, as Chairman, and John W. White. All of the members of the audit committee, as currently composed, are "independent" as defined by the National Association of Securities Dealers' listing standards.


         o Compensation Committee - During 2001, the compensation committee consisted of Kevin C. Howe and W. Curtis Overstreet. The compensation committee held one meeting in 2001 which was attended by both members. The compensation committee evaluates and recommends to the board policies with respect to the composition, organization, practices and compensation of the board, the direct and indirect compensation and employee benefits of our elected officers, policies relating to the compensation of our employees, management's long-range planning for executive development and succession and developments in corporate governance matters generally. The compensation committee currently consists of three non-employee directors: William B. Patton, Jr., as Chairman, Richard A. Gray, Jr. and John W. White.

         o Nominating Committee - During 2001, the nominating committee consisted of W. Curtis Overstreet and Drew R. Johnson. The nominating committee met three times during 2001. Messrs. Overstreet and Johnson attended all of the nominating committee meetings. The nominating committee evaluates and recommends to the board nominees for election as directors and reviews potential director candidates. The nominating committee currently consists of William B. Patton, Jr., as Chairman, T. Ulrich Brechbuhl, Mr. Johnson and Mr. Overstreet.


         COMPENSATION OF DIRECTORS

         During 2001 and 2000, our directors earned an aggregate of $80,000 and $82,500, respectively, for serving on the board. Directors who are not officers or employees of MigraTEC received $10,000 annually, or $2,500 per fiscal quarter, while serving on the board. Directors were also reimbursed for out-of-pocket expenses incurred in attending board and committee meetings. Kevin C. Howe, who served as a director and Chairman of the Board in 2001 and 2000, received $60,000 annually, or $15,000 per fiscal quarter, while serving as Chairman. In 2002, William B. Patton, Jr. received an option to purchase 1,000,000 shares of common stock at an exercise price of $0.33 per share as our new Chairman of the Board. As Chairman, Mr. Patton receives $48,000 annually, or $12,000 per fiscal quarter. Mr. Patton also received $7,600 for consulting services provided to the company in the second quarter of 2002. Additionally, in March and May 2002, we issued three-year warrants to purchase an aggregate of 300,000 shares of common stock at $0.25 per share to Richard A. Gray, Jr. for services rendered to the company. In July 2002, John W. White received an option to purchase 500,000 shares of common stock at an exercise price of $0.20 per share as a new member of our board.

         INDEMNIFICATION ARRANGEMENTS

         As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that provide for the indemnification of our directors and officers to the fullest extent permitted by applicable law. These provisions, among other things, indemnify each of our directors and officers for certain expenses, including judgments, fines and amounts paid in settling or otherwise disposing of actions or threatened actions, incurred by reason of the fact that such person was a director or officer of MigraTEC or of any other corporation which such person served in any capacity at the request of MigraTEC.

         In addition, we have entered into indemnification agreements with each of our directors pursuant to which we will indemnify them against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director, in his capacity as a director, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements also provide for the advancement of certain expenses (such as attorney's fees, witness fees, damages, judgments, fines and settlement costs) to our directors in connection with any such suit or proceeding.

         We maintain a directors' and officers' liability insurance policy to insure our directors and officers against certain losses resulting from acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act.

EXECUTIVE OFFICERS


         The board appoints our executive officers at the first board meeting following our annual meeting of stockholders and updates the executive officer positions as necessary. Our executive officers serve at the discretion of the board and until their successors are elected and qualified or until the earlier of their death, resignation or removal.


         BIOGRAPHICAL INFORMATION

         The following sets forth certain biographical information regarding our named executive officers:

         NAME                              AGE          POSITION
         ----                              ---          --------
         W. Curtis Overstreet              56           Chief Executive Officer and Director
         T. Ulrich Brechbuhl               38           President, Chief Financial Officer, Secretary and Director
         Rick J. Johnson                   43           Chief Operating Officer
         R. Wesley Blair                   30           Vice President of Sales and Marketing



         For biographical information regarding W. Curtis Overstreet and T. Ulrich Brechbuhl, please refer to "General Information Regarding The Company; Board Of Directors; Biographical Information" on page 11 of this Proxy Statement.


         RICK J. JOHNSON has served as Chief Operating Officer since July 1997, and served as Secretary from July 1997 to March 1998. From 1995 to July 1997, Mr. Johnson was with Software AG, Americas, based in Dallas, Texas, where he served as Director of Operations Support - Integrated Business Solutions, Director of Applications Solutions and Business Manager - West U.S. Area.

         R. WESLEY BLAIR has served as Vice President of Sales and Marketing since January 2002. Prior to joining MigraTEC, Mr. Blair was a Senior Manager with Bain & Company, Inc. in Dallas, Texas, where he focused on technology growth strategies and turnarounds. From 1996 until 1999, Mr. Blair served as an officer of Amtran, Inc., a public leisure travel holding company based in Indianapolis, Indiana, where his roles included corporate strategy, sales and marketing, and divisional general management.

         EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the total compensation paid or accrued by us for the three years ended December 31, 2001 on behalf of each of our named executive officers.


                                                 ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                       ---------------------------------------      --------------------------------
                                                                  OTHER ANNUAL       SECURITIES           ALL OTHER
     NAME AND                           SALARY       BONUS        COMPENSATION       UNDERLYING         COMPENSATION
PRINCIPAL POSITION           YEAR         ($)         ($)              ($)           OPTIONS (#)             ($)
------------------           ----      ---------     ------       ------------      -------------       ------------
W. Curtis Overstreet         2001      $140,200        -0-         $19,800 (1)            -0-                 -0-
   Chief Executive Officer   2000       127,500        -0-          18,150 (1)       3,000,000 (2)            -0-
                             1999       140,000        -0-             -0-                -0-                 -0-

T. Ulrich Brechbuhl          2001       145,000        -0-             -0-                -0-                 -0-
   President, Chief          2000       123,333        -0-             -0-           3,500,000 (2)            -0-
Financial
   Officer and Secretary     1999         -0-          -0-             -0-                -0-                 -0-
(3)

Rick J. Johnson              2001       135,000        -0-             -0-                -0-                 -0-
   Chief Operating Officer   2000       128,917        -0-             -0-            937,500 (2)             -0-
                             1999       117,000        -0-             -0-                -0-                 -0-
R. Wesley Blair
   Vice President of         2001         -0-          -0-             -0-                -0-                 -0-
   Sales and Marketing (4)   2000         -0-          -0-             -0-                -0-                 -0-
                             1999         -0-          -0-             -0-                -0-                 -0-

----------
(1) Housing allowance paid directly to Chelsea Homes, Inc. on behalf of Mr. Overstreet.

(2)      Options to purchase shares of our common stock granted in 2000.

(3)      Mr. Brechbuhl joined the company in March 2000.


(4)      Mr. Blair joined the company in January 2002.



       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                  OPTION VALUES

         We did not issue any options to purchase common stock to our named executive officers in 2001. The following table sets forth information with respect to stock options exercised and held by our named executive officers as of December 31, 2001. The closing sales price for our common stock on December 31, 2001 was $0.33.

                                                                 NUMBER OF SECURITIES                VALUE OF
                                   SHARES                             UNDERLYING             UNEXERCISED IN-THE-MONEY
                                  ACQUIRED                       UNEXERCISED OPTIONS AT             OPTIONS AT
         NAME AND                   ON             VALUE          FY-END EXERCISABLE/           FY-END EXERCISABLE/
    PRINCIPAL POSITION           EXERCISE         REALIZED          UNEXERCISABLE (#)             UNEXERCISABLE ($)
----------------------------    ----------      ------------     ---------------------       ------------------------
W. Curtis Overstreet            275,000 (1)     $40,000 (1)      1,375,000 / 1,625,000           $125,000 / $152,500
   Chief Executive Officer

T. Ulrich Brechbuhl                 -0-             -0-          1,266,667 / 2,233,333           $106,333 / $212,667
   President, Chief Financial
   Officer and Secretary

Rick J. Johnson                     -0-             -0-            866,667 / 520,833              $94,333 / $47,292
   Chief Operating Officer

                                                    -0-                                                -0-/-0-
R. Wesley Blair                     -0-                                 -0-/-0-
   Vice President of Sales
   and Marketing (2)

----------
(1)      On April 1, 2001, August 2, 2001, August 27, 2001 and December 6, 2001,
         Mr. Overstreet transferred options to acquire 450,000, 1,750,000, 250,000, and 25,000 shares of our common stock, respectively, to certain individuals in exchange for releases from prior obligations. An aggregate of 275,000 shares of our common stock were acquired through the exercise of certain of these options in September 2001, November 2001 and December 2001. The value realized is the difference between the fair market value of the securities underlying the options on the date of exercise and the exercise price of the options.


(2)      Mr. Blair joined the company in January 2002.

         EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         We entered into an employment agreement with W. Curtis Overstreet, our Chief Executive Officer, dated April 10, 1997, which provides for an annual base salary ($140,200 at December 31, 2001) and incentives for salary increases and bonuses to be determined by and subject to the discretion of our board.

         We entered into an employment agreement with Rick J. Johnson, our Chief Operating Officer, dated July 1, 1997, providing for an annual base salary ($135,000 at December 31, 2001) and incentives for salary increases and bonuses to be determined by and subject to the discretion of our board.

         SIGNIFICANT EMPLOYEES

         ALAN LARSON, Vice President of Professional Services, joined the company in March 2001. Mr. Larson has over 20 years of experience in the management and delivery of information systems. Prior to joining MigraTEC, Mr. Larson held professional services and other senior management positions at several companies including Sybase, Inc. from 1993 to 1997, EMC Corporation from 1997 to 1998, Siebel Systems, Inc. in 1998, EXE Technologies, Inc. from 1998 to 1999, Interworld Corporation from 1999 to 2000 and Objectspace, Inc. from 2000 to 2001.


         SIMON MAK, Vice President of Business Development, joined us in July 2000. From 1998 to 2001, Mr. Mak was the Chief Executive Officer of Protarget.com, Inc., an online portal providing e-services that target dentists. In 1997 and 1998, Mr. Mak also served as Vice President of Sales and Marketing for Horizon Media, Inc., a startup publisher of business intelligence in the Asia/Pacific region.


         SHELDON TRAVIS, Vice President of Research, has been with the company since 1995. He has also held senior engineering positions (for both software and hardware) with a variety of companies including Xerox, Adobe and Sprint, and has degrees in both Electrical Engineering and Computer Sciences.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS


         The following table sets forth information regarding the beneficial ownership of common stock for each person who is known by us to be the beneficial owner of more than 5% of our voting securities, for each director and named executive officer, and for all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated. As of August 27, 2002, 158,775,243 shares of our common stock were issued and outstanding. For purposes of this table, a person is deemed to be the "beneficial owner" of the number of shares of common stock that such person has the right to acquire within 60 days of August 27, 2002 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.




                                                       AMOUNT AND NATURE
     NAME AND ADDRESS OF                                OF BENEFICIAL
     BENEFICIAL OWNER (1)                                 OWNERSHIP                       PERCENT OF CLASS
     --------------------                              -----------------                  ----------------
W. Curtis Overstreet                                     2,125,000 (2)                           1.32%
T. Ulrich Brechbuhl                                      1,952,500 (3)                           1.21%
Rick J. Johnson                                          1,224,583 (4)                             *
R. Wesley Blair                                            333,333 (5)                             *
Richard A. Gray, Jr.                                     4,276,000 (6)                           2.68%
Drew R. Johnson                                                  0                                 *
William B. Patton, Jr.                                     437,500 (7)                             *
John W. White                                               82,000 (8)                             *
Thomas H. Cabe                                           8,984,000 (9)                           5.66%
Kevin C. Howe                                           15,249,800 (10)                          9.60%
Mercury Fund No. 1, Ltd.                                15,249,800 (10)                          9.60%
MT Partners LP                                          10,231,200 (11)                          6.44%
Marshall Payne                                          10,231,200 (11)                          6.44%
Directors and Executive Officers as a Group             10,430,917                               6.29%

----------
*        Less than 1%

(1) The business address for Messrs. Overstreet, Brechbuhl, R. Johnson and Blair is 11494 Luna Road, Suite 100, Farmers Branch, Texas 75234. The address for Mr. Patton is 4217 Loma Rosada, El Paso, Texas 79934. The business address for Mr. Gray is 2611 Cedar Springs, Dallas, Texas 75201. The business address for Mr. Howe and Mercury Fund No. 1, Ltd. is 2707 Hibernia St., Dallas, Texas 75204. The business address for Mr. Payne, Mr. D. Johnson and MT Partners, LP is 500 Crescent Court, Suite 250, Dallas, Texas 75201. The address for Mr. White is 2804 Fenwick Lane, Plano, Texas 75093. The business address for Thomas H. Cabe is 5114 Yolanda Lane, Dallas, Texas 75229.

(2) These shares are issuable to Mr. Overstreet upon the exercise of outstanding stock options.


(3) Includes 1,950,000 shares issuable to Mr. Brechbuhl upon the exercise of outstanding stock options.

(4) Includes 1,127,083 shares issuable to Mr. R. Johnson upon the exercise of outstanding stock options.

(5) These shares are issuable to Mr. Blair upon the exercise of outstanding stock options.

(6) Includes 750,000 shares issuable to Mr. Gray upon the exercise of outstanding stock options, 300,000 shares issuable upon the exercise of outstanding warrants, 531,000 shares held by Mr. Gray's spouse and 100,000 shares held by the Gray Family Trust, of which Mr. Gray is the trustee.


(7) These shares are issuable to Mr. Patton upon the exercise of outstanding stock options.

(8) These shares are issuable to Mr. White upon the exercise of outstanding stock options.


(9) Includes 2,000,000 shares held by Phoenix Energy Companies, Inc. Mr. Cabe is the President of Phoenix Energy Companies, Inc. and exercises voting control over these shares.

(10) Mr. Howe exercises voting control over these shares on behalf of the general partner of the general partner of Mercury Fund No. 1, Ltd.


(11) Mr. Payne exercises voting control over these shares on behalf of the general partner of MT Partners, LP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Kevin C. Howe, our Chairman through January 2002, and Drew R. Johnson joined our board of directors in January 2000 as representatives of Mercury Fund No. 1, Ltd. and MT Partners, LP, respectively, in connection with the initial closing of a $3,750,000 investment in the company. Effective May 1, 2002, Mr. Howe resigned from our board. As a result of this investment, Mercury and MT Partners each received convertible promissory notes and warrants to purchase an aggregate of up to 17,039,800 and 18,960,200 shares of our common stock, respectively. All of the warrants have been exercised and effective as of May 14, 2002, the notes have been converted in full.


         In connection with the investments described above, we entered into a shareholders' agreement with Mercury, MT Partners, W. Curtis Overstreet and Rick
J. Johnson, pursuant to which the parties agreed to vote their shares of common stock so as to effectuate the election of Messrs. D. Johnson and Howe to our board of directors. The shareholders' agreement restricts the parties' transfer of our common stock and provides MT Partners and Mercury with a right of first refusal for private transfers of our common stock. In addition, the agreement requires the approval of at least 70% of our board of directors for any of the following corporate actions:

         o permitting authorization of additional series or classes of shares of any capital stock resulting in dilution greater than 10% when compared to our fully diluted common stock equivalent position as of January 25, 2000;

         o disposing of all or substantially all of our properties or assets;

         o merging where such transaction involves greater than 20% of our market capitalization;

         o        voluntarily dissolving, liquidating or partially liquidating;

         o        incurring additional debt in excess of $250,000;

         o incurring any single capital expenditure in excess of $150,000;

         o declaring or paying any dividend with respect to any of our capital stock;

         o        purchasing any of our capital stock;

         o amending the employment contracts or making material changes to the compensation or severance amounts of certain of our officers;

         o amending, altering or repealing our certificate of incorporation or bylaws; or

         o        entering into contracts with any of our affiliates.

         The shareholders' agreement will terminate upon the consummation of any merger, consolidation, recapitalization or reorganization if any stock or securities received in such merger, consolidation, recapitalization or reorganization are registered under the Exchange Act, by the agreement of all parties or at such time as MT Partners and Mercury dispose of common stock comprising more than 60% of their aggregate ownership as of May 1, 2000.

         In addition to Drew R. Johnson, William B. Patton, Jr., our current Chairman, and John W. White serve as designees to the board of Mercury and MT Partners.

         In a separate transaction occurring in December 2000, Mercury loaned us $565,000 with an interest rate that varies between 0% and 10%. Under the terms of the agreement, we pledged all of our assets as of the date of the agreement and those acquired after the date of the agreement as collateral, subject to the collateral rights of notes dated December 4 and 28, 1998, January 4 and 27, 1999 and January 25, 2000. The principal of this note was repaid on June 22, 2001 upon Mercury's exercise of warrants, originally obtained with the issuance of the convertible secured promissory notes, to purchase 2,839,800 shares of common stock, as the exercise price consisted of conversion of this note plus cash in the amount of $2,960. Accrued interest of $14,419 due to Mercury under this note was renewed as a note with an interest rate of 4 1/2 % maturing December 22, 2001. This note and its accrued interest were repaid in December 2001.

         William B. Patton, Jr., our Chairman of the Board, received $7,600 for consulting services provided to the company in the second quarter of 2002. In March and May 2002, we issued three-year warrants to purchase an aggregate of 300,000 shares of common stock at $0.25 per share to Richard A. Gray, Jr., a director of the company, for services rendered to the company. We also issued 400,000 shares of common stock at a price of $0.25 per share to each of Mr. Gray and Mr. Gray's spouse. In April 2002, we issued an additional 31,000 shares of common stock at a price of $0.20 per share to Mr. Gray's spouse upon the exercise of a warrant to purchase common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than 10% of our outstanding common stock file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. Officers, directors and stockholders who own more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all Section 16(a) reports they file.


         To our knowledge, based on a review of reports and information furnished to us by those persons who were directors, executive officers and/or the beneficial holders of 10% or more of our common stock at any time during the fiscal year ended December 31, 2001 and upon representations from such persons, we believe that all stock ownership reports required to be filed under section 16(a) by such reporting persons during 2001 were timely made, except as follows:

         o Richard A. Gray, Jr. failed to file on a timely basis three Form 4s reporting four transactions in 1999 and one Form 4 reporting one transaction in 2000. Such transactions were reported on one Form 4 filed in March 2002.

         o W. Curtis Overstreet failed to file on a timely basis two Form 4s reporting three transactions. Such transactions were reported on Form 4s filed in June and September 2001.


         o Thomas H. Cabe failed to file on a timely basis seven Form 4s reporting approximately eight transactions in 2001.


INDEPENDENT PUBLIC ACCOUNTANTS


         Ernst & Young LLP served as our independent public accountants for the fiscal year ended December 31, 2001. The board, upon recommendation of the audit committee, has appointed Ernst & Young as our independent public accountants for the fiscal year ending December 31, 2002. Representatives of Ernst & Young will attend the 2002 Annual Meeting of Stockholders and be available to respond to appropriate questions which may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

         FEES


         We paid the following fees to Ernst & Young for professional and other services rendered by them during 2001:

         o Audit Fees - The aggregate fees billed for professional services rendered by Ernst & Young for the audit of our financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in our quarterly reports on Form 10-Q for 2001 were $70,400.

         o Financial Information Systems Design and Implementation Fees - We did not incur any fees for information technology services provided by Ernst & Young for the fiscal year ended December 31, 2001.


         o All Other Fees - The aggregate fees billed for all other services rendered by Ernst & Young for the fiscal year ended December 31, 2001, exclusive of those services described above, were $80,700, consisting of $73,375 for audit related services and $7,325 for non audit services. Audit related services generally included fees for accounting consultations and review of filings with the SEC. Non audit services primarily consisted of tax compliance and tax planning services.


         The audit committee has considered whether Ernst & Young's provision of services, other than services rendered in connection with the audit of our annual financial statements and reviews of our financial statements included in our Forms 10-QSB for the most recent fiscal year, is compatible with maintaining Ernst & Young's independence.

         CHANGES IN ACCOUNTANTS


         On March 20, 2000, we dismissed King Griffin & Adamson P.C. as our independent public accountants. The reports of King Griffin & Adamson on our financial statements for the fiscal years ended December 31, 1998 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for explanatory paragraphs with respect to a going concern uncertainty. Our board participated in and approved the decision to change independent public accountants. In connection with its audits for the fiscal years ended December 31, 1998 and 1999 and through March 20, 2000, there were no disagreements with King Griffin & Adamson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of King Griffin & Adamson, would have caused King Griffin & Adamson to make reference to such disagreements in their reports on our financial statements for such years and/or interim periods. King Griffin & Adamson furnished a letter addressed to the SEC stating that it agrees with the above statement. A copy of such letter, dated March 20, 2000, is included as
Exhibit 16.1 to our report on Form 8-K filed with the SEC on March 20, 2000.

         We engaged Ernst & Young LLP as our new independent accountants as of March 20, 2000. During the fiscal years ended December 31, 1998 and 1999 and through March 20, 2000, no consultations had occurred between MigraTEC and Ernst & Young which concerned the subject matter of a disagreement with King Griffin & Adamson, nor had Ernst & Young rendered any oral advice or written report to us on the application of accounting principals to a specific transaction or the type of audit opinion that might be rendered on our financial statements.

                             AUDIT COMMITTEE REPORT

                                 MIGRATEC, INC.
                             AUDIT COMMITTEE REPORT


I.       THE COMMITTEE

         Our board of directors established the audit committee to recommend the appointment of our independent auditors and to oversee the company's financial reporting process; internal audits, control and authorities; treasury function and cash management policies; compliance with and performance against debt and other third party financing requirements; and financial, tax, environmental and other risk management policies. The audit committee is composed of two members and operates under a written charter, a copy of which will be filed with this year's proxy statement relating to our 2002 Annual Meeting of Stockholders. The audit committee has prepared the following report on its activities with respect to the company's financial statements for the fiscal year ended December 31, 2001.

II.      REVIEW AND DISCUSSION

         Management is responsible for MigraTEC's financial reporting process including its system of internal control, and for the preparation of MigraTEC's consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young, LLP, the company's independent auditors, is responsible for auditing those financial statements. It is the audit committee's responsibility to monitor and review these processes. The members of the audit committee are not employees of MigraTEC and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

         In connection with the preparation of the company's audited financial statements for the fiscal year ended December 31, 2001, the audit committee:

         o reviewed and discussed the audited financial statements with management;

         o discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61; and

         o received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young its independence from MigraTEC, including whether Ernst & Young's provision of non-audit services to the company is compatible with the auditors' independence.

         The audit committee meets with the company's independent auditors to discuss the results of their examinations, their evaluations of the company's internal controls and the overall quality of the company's financial reporting. The audit committee held four meetings during the fiscal year ended December 31, 2001.

III.     RECOMMENDATION

         Based on the review and discussion referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, which report was filed with the Securities and Exchange Commission on April 1, 2002.


                                                AUDIT COMMITTEE:

                                                Drew R. Johnson, Chairman
                                                Richard A. Gray, Jr.

                                   APPENDIX A

                                 MIGRATEC, INC.
                             AUDIT COMMITTEE CHARTER

The Audit Committee will serve as an overseer of MigraTEC's financial reporting process; internal audits, controls, and authorities; treasury function and cash management policies; compliance with and performance against debt and other third party financing requirements; and financial, tax, environmental and other risk management policies.

The Audit Committee will be composed solely of independent directors financially literate with at least one competent in financial matters.

The Audit Committee will rely on MigraTEC's existing staff and its outside auditors for help in performing its duties and responsibilities. The committee will have direct access to financial, legal, and other staff and advisers of the corporation. The committee will also have the authority to employ accountants, attorneys, or other advisers to assist the committee, though this power will typically be used only in special circumstances.

Financial Functions

The principal functions of the Audit Committee will be as follows:

         1. Recommend which firm to engage as the corporation's external auditor and whether to terminate that relationship.

         2. Review the external auditor's compensation, the proposed terms of its engagement, and confirm its independence.

         3. Review the appointment and replacement of the senior internal auditing executive, if any.

         4. Serve as a channel of communications between the external auditor and the board and between the senior internal auditing executive, if any, and the board.

         5. Review the results of each external audit, including any qualifications in the external auditor's opinion, any related management letter, management's responses to recommendations made by the external auditor in connection with the audit, reports submitted to the Audit Committee by the internal auditing department that are material to the corporation as a whole, and management's responses to those reports.

         6. Review the corporation's annual financial statements and any significant disputes between management and the external auditor that arose in connection with the preparation of those financial statements.

         7. Consider, in consultation with the external auditor and the senior internal auditing executive, if any, the adequacy of the corporation's internal authority system and financial controls. Among other things, these controls must be designed to provide reasonable assurance that the corporation's reported financial statements are presented fairly in conformity with generally accepted accounting principals.

         8. Consider major changes and other major questions of choice regarding the appropriate auditing and accounting principles and practices to be followed when preparing the corporation's financial statements.

         9. Review the procedures employed by the corporation in preparing published financial statements and related management commentaries.

         10. Meet periodically with management to review the corporation's major financial and tax risk exposures, and review measurements developed by management regarding those risks.

         11. Conduct a preliminary review of quarterly earnings, reports, and SEC filings and discuss with external auditors.

         12. Review key covenants and performance measures associated with third party financing along with the measure and controls installed by management to ensure compliance.

         13. Ensure that treasury and cash management policies and implementation processes are put in place by management.

         14.      Discuss quality of earnings.

The Audit Committee will meet with the corporation's external auditor during the planning of the audit to review the planning and staffing of the audit and to discuss any particular areas that may require emphasis or special procedures during that year's audit. After the completion of the corporation's annual audit, the Audit Committee will review with the external auditor any problems or difficulties that the external auditor may have encountered, any management letter provided by the accountants, and the corporation's response to that letter.

Meetings with external and internal auditors will be conducted in the presence of the chief financial officer and other members of management responsible for financial affairs and will meet directly with the external auditors.

The Audit Committee will review major issues regarding accounting principles and practices that could significantly affect the corporation's financial statements.

                                    MIGRATEC
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 10, 2002

                                  FORM OF PROXY


         By my signature below, I revoke all previous proxies and appoint T. Ulrich Brechbuhl as proxy, with full power of substitution and resubstitution, to represent and to vote, as designated below, all shares of common stock of MigraTEC, Inc. that I held of record as of the close of business on September 4, 2002 at the 2002 Annual Meeting of Stockholders to be held at the Double Tree Club Hotel located at 11611 Luna Road, Dallas, Texas 75234, on October 10, 2002 at 9:30 a.m. local time, or any adjournments thereof. The above named proxy is hereby instructed to vote as shown on the reverse side.


        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          PLEASE MARK YOUR VOTE IN THE BOXES BELOW USING DARK INK ONLY

PROPOSALS:


1. To elect the six directors listed below to hold office        FOR               WITHHOLD
    until the next annual meeting of stockholders and until                        AUTHORITY
    their successors are duly elected and qualified.
                                                                 [ ]                 [ ]
       William B. Patton, Jr.  Richard A. Gray, Jr.
       W. Curtis Overstreet    Drew R. Johnson                   WITHHOLD AUTHORITY FOR (TO WITHHOLD AUTHORITY
       T. Ulrich Brechbuhl     John W. White                     TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE
                                                                 NOMINEE'S NAME IN THE SPACE PROVIDED BELOW):

                                                                 ---------------------------------------------

                                                                 ---------------------------------------------

2. To approve an amendment to our certificate of                 FOR              AGAINST          ABSTAIN
    incorporation increasing the number of shares of common
    stock, par value $0.001 per share, that we are               [ ]                 [ ]              [ ]
    authorized to issue from 200,000,000 shares to
    250,000,000 shares.

3. To approve an amendment to the MigraTEC, Inc. Long-Term       FOR              AGAINST          ABSTAIN
    Incentive Plan increasing the number of shares of our
    common stock, par value $0.001 per share, authorized         [ ]                 [ ]              [ ]
    and reserved for issuance under the plan from
    14,000,000 shares to 21,900,000 shares.

4. In the above named proxy's discretion, to act upon such other business as may properly come before the meeting.



      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

IF YOU EXECUTE AND RETURN THIS PROXY IT WILL BE VOTED IN THE MANNER YOU HAVE INDICATED ON THE REVERSE SIDE. IF YOU EXECUTE AND RETURN THIS PROXY WITHOUT INDICATING ANY VOTING PREFERENCE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE ABOVE NAMED PERSON ACTING AS PROXY ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.


Please sign exactly as your name appears on this proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such. PLEASE RETURN THIS FORM OF PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


The undersigned acknowledge(s) receipt of the Notice of 2002 Annual Meeting of Stockholders and the Proxy Statement accompanying such Notice, each dated September 6, 2002.


PRINT NAME                                 PRINT NAME
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SIGNATURE(s)                               SIGNATURE(s)
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DATE                                       DATE
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